Exhibit 99.1

Press Release dated March 4, 2004 re Conference Participation

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 614-5751	(310) 208-2550

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP TO ATTEND SANDLER O’NEILL

WEST COAST FINANCIAL SERVICES CONFERENCE

PALO ALTO, Calif.—March 4, 2004—Greater Bay Bancorp (Nasdaq:GBBK), a $7.6 billion in assets financial services holding company, today announced that Byron A. Scordelis, President and Chief Executive Officer of the Company, will participate in a conference sponsored by Sandler O’Neill & Partners, L.P. on March 10, 2004 at 11:30 a.m. (Pacific Standard Time).

The conference will also be accessible on-demand through Sandler O’Neill’s website at http://www.sandleroneill.com during the conference and for 30 days following the conference. Slides of Greater Bay Bancorp’s presentation will be accessible on this website and will be filed with the SEC on a Current Report on Form 8-K prior to the presentation.

Persons interested in listening to the conference should go to the website 15 minutes prior to the start of the conference to register. It may be necessary to download audio software to hear the presentation.

You may also listen to the conference by telephone by dialing (706) 645-9215 and referencing “Sandler O’Neill Conference Session II.”

Greater Bay Bancorp through its community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, and its operating divisions serves clients throughout the greater San Francisco Bay Area and the Central Coastal Region. ABD Insurance and Financial Services provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 2002 and particularly the discussion of risk factors within such documents.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

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